THE UNITED STATES OF AMERICA
acting through the Rural Utilities Service

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

U.S. BANK TRUST NATIONAL ASSOCIATION

_______________________________

PLEDGE AGREEMENT

_______________________________

Dated as of June 14, 2005

TABLE OF CONTENTS
		Page

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01.	Definitions.............................................................................................................................	2

ARTICLE II

Application of this Pledge Agreement

SECTION 2.01.	Application of the Lien of this Pledge Agreement................................................................	5
SECTION 2.02.	Delivery of Certificates of Available Securities prior to Application of Pledge.................	5
SECTION 2.03.	Maintenance of Available Securities.....................................................................................	6
SECTION 2.04.	Existence of Rating Trigger Event.......................................................................................	6
SECTION 2.05.	UCC Filings...........................................................................................................................	6
SECTION 2.06.	APPLICATION OF ARTICLES III, IV AND V OF THIS PLEDGE AGREEMENT.......	6

ARTICLE III

Provisions as to Pledged Collateral

SECTION 3.01.	Pledged Securities.................................................................................................................	7
SECTION 3.02.	Holding of Pledged Securities..............................................................................................	7
SECTION 3.03.	Withdrawal and Substitution of Pledged Collateral............................................................	7
SECTION 3.04.	Reassignment of Pledged Securities upon Payment............................................................	8
SECTION 3.05.	Addition of Pledged Collateral.............................................................................................	8
SECTION 3.06.	Accompanying Documentation...........................................................................................	9
SECTION 3.07.	Renewal; Extension; Substitution........................................................................................	9
SECTION 3.08.	Voting Rights; Interest and Principal..................................................................................	9
SECTION 3.09.	Protection of Title; Payment of Taxes; Liens, etc...............................................................	10
SECTION 3.10.	Maintenance of Pledged Collateral......................................................................................	11
SECTION 3.11.	Representations, Warranties and Covenants......................................................................	11
SECTION 3.12.	Further Assurances..............................................................................................................	12

ARTICLE IV

Application of Moneys Included in Pledged Collateral

SECTION 4.01.	Investment of Moneys by Collateral Agent..........................................................................	12
SECTION 4.02.	Collateral Agent To Retain Moneys during Event of Default.............................................	13

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TABLE OF CONTENTS
(continued)

ARTICLE V

Remedies

SECTION 5.01.	Events of Default....................................................................................................................	14
SECTION 5.02.	Remedies Upon Default.........................................................................................................	14
SECTION 5.03.	Application of Proceeds....................................................................................... .................	16
SECTION 5.04.	Securities Act..........................................................................................................................	16

ARTICLE VI

The Collateral Agent

SECTION 6.01.	Certain Duties and Responsibilities........................................................................................	17
SECTION 6.02.	Certain Rights of Collateral Agent.........................................................................................	18
SECTION 6.03.	Money Held by Collateral Agent............................................................................................	20
SECTION 6.04.	Compensation and Reimbursement........................................................................................	20
SECTION 6.05.	Corporate Collateral Agent Required; Eligibility...................................................................	20
SECTION 6.06.	Resignation and Removal; Appointment of Successor...........................................................	21
SECTION 6.07.	Acceptance of Appointment by Successor.............................................................................	21
SECTION 6.08.	Merger, Conversion, Consolidation or Succession to Business.............................................	22

ARTICLE VII

Miscellaneous

SECTION 7.01	Notices....................................................................................................................................	22
SECTION 7.02	Waivers; Amendment.............................................................................................................	23
SECTION 7.03	Successors and Assigns..........................................................................................................	23
SECTION 7.04	Counterparts; Effectiveness....................................................................................................	23
SECTION 7.05	Severability...............................................................................................................................	23
SECTION 7.06	GOVERNING LAW..............................................................................................................	23
SECTION 7.07	WAIVER OF JURY TRIAL..................................................................................................	24
SECTION 7.08	Headings..................................................................................................................................	24
SECTION 7.09	Security Interest Absolute.......................................................................................................	24
SECTION 7.10	Termination or Release...........................................................................................................	24
SECTION 7.11	Collateral Agent Appointed Attorney-in-Fact........................................................................	25

Schedule I -	Form of Certificate of Available Securities
Schedule II -	Form of Certificate of Pledged Collateral
Schedule IIII -	Addresses for Notices

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                                                                        PLEDGE AGREEMENT, dated as of June 14, 2005,
                                                    among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE
                                                    CORPORATION, a District of Columbia cooperative association and its successors and assigns (hereinafter called the "Borrower"), having its principal executive office and mailing address at 2201 Cooperative Way, Herndon, VA
                                                    20171-3025, the UNITED STATES OF AMERICA, acting through the Rural
                                                    Utilities Service, a Rural Development agency of the United States Department of Agriculture and its successors and assigns ("RUS"), and U.S. BANK
                                                    TRUST NATIONAL ASSOCIATION, a national association and its successors and assigns (hereinafter called the "Collateral Agent"), having its corporate office at 100 Wall Street, Suite 1600, New York, NY 10005-3701.

RECITALS OF THE BORROWER

              WHEREAS the Borrower has issued a bond to the Federal Financing Bank to represent a loan therefrom in the aggregate principal amount of up to $1,000,000,000 (hereinafter called the "Initial Bond"); and the Initial Bond has been guaranteed by RUS pursuant to a Series A Bond Guarantee Agreement dated as of June 14, 2005, between the Borrower and RUS (together with all additional similar bond guarantee agreements between the Borrower and RUS related to guarantees under Section 313A of the Rural Electrification Act of 1936, as amended, the "Bond Guarantee Agreement"); and

              WHEREAS the Borrower may from time to time issue additional bonds to the Federal Financing Bank that are guaranteed by RUS (together with the Initial Bond, the "Bonds"); and

              WHEREAS, the Borrower is required pursuant to the terms of the Bond Guarantee Agreement to pledge certain property to the Collateral Agent for the benefit of RUS if a Rating Trigger Event exists;

              NOW, THEREFORE, THIS PLEDGE AGREEMENT WITNESSETH that, to secure the performance of the certain Obligations contained in the Bond Guarantee Agreement, the Reimbursement Note and herein, for the duration of any Rating Trigger Event, the Borrower assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of RUS, and grants to the Collateral Agent, its successors and assigns, for the benefit of RUS, a security interest in the following (collectively referred to as the "Pledged Collateral") in each case with effect from and after the occurrence of a Rating Trigger Event and as otherwise provided in Article II: (a)(i) the Pledged Securities and the certificates representing the Pledged Securities; (ii) subject to Section 3.08, all payments of principal or interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for, and all other Proceeds received in respect of, the Pledged Securities

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pledged hereunder; (iii) subject to Section 3.08, all rights and privileges of the Borrower with respect to the Pledged Securities pledged hereunder; (iv) all Proceeds of any of the foregoing above; and (b) any property, including cash and Permitted Investments, that may, on the date hereof or from time to time hereafter, be subject to the Lien hereof by the Borrower by delivery, assignment or pledge thereof to the Collateral Agent hereunder and the Collateral Agent is authorized to receive the same as additional security hereunder (subject to any reservations, limitations or conditions agreed to in writing by the Borrower and RUS respecting the scope or priority of such security or the use and disposition of such property or the Proceeds thereof).

              TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of RUS, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

ARTICLE I

Definitions and Other Provisions of General Application

              SECTION 1.01. Definitions. For all purposes of this Pledge Agreement, except as otherwise expressly provided or unless the context otherwise requires:

              (i) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

              (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

              (iii) all reference in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument; and

              (iv) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Pledge Agreement as a whole and not to any particular Article, Section or other subdivision.

              "Allowable Amount" on any date, means:

(a) with respect to cash, 100% thereof;

(b) with respect to Eligible Securities, the aggregate principal amount of such Eligible Securities theretofore advanced thereon which remains unpaid on such date; and

(c) with respect to Permitted Investments, the cost to the Borrower thereof (exclusive of accrued interest or brokerage commissions) except that with respect to any Permitted Investments which are traded on any national securities exchange or over-the-

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counter market, Allowable Amount on any date shall mean the fair market value thereof (as determined by the Borrower).

              "Available Securities" means the Eligible Securities specified in Schedule A of the Certificate of Available Securities most recently delivered to the Collateral Agent and RUS.

              "Bond Guarantee Agreement" has the meaning given to that term in the recitals.

              "Bonds" has the meaning given to that term in the recitals.

              "Borrower" means the Person named as the "Borrower" in the first paragraph of this instrument.

              "Borrower Notice" and "Borrower Order" mean, respectively, a written notice or order signed in the name of the Borrower by either its Governor or its Chief Financial Officer, and by any Vice President of the Borrower, and delivered to the Collateral Agent and RUS.

              "Certificate of Available Securities" means a certificate delivered to the Collateral Agent and RUS substantially in the form of Schedule I attached hereto.

              "Certificate of Pledged Collateral" means a certificate delivered to the Collateral Agent and RUS substantially in the form of Schedule II attached hereto.

              "Collateral Agent" means the Person named as the "Collateral Agent" in the first paragraph of this instrument.

              "Eligible Security" means a note or bond of any Person payable or registered to, or to the order of, the Borrower, the Rural Telephone Finance Cooperative or the National Cooperative Services Corporation, and in respect of which (i) no default has occurred in the payment of principal or interest in accordance with the terms of such note or bond that is continuing beyond the contractual grace period (if any) provided in such note or bond for such payment; (ii) no "event of default" as defined in such note or bond (or in any instrument creating a security interest in favor of the Borrower, the Rural Telephone Finance Cooperative or the National Cooperative Services Corporation in respect of such note or bond), shall exist that has resulted in the exercise of any right or remedy described in such note or bond (or in any such instrument); and (iii) such note or bond is not classified by the Borrower as a non-performing loan under generally accepted accounting principles in the United States.

              "Event of Default" has the meaning set forth in Section 5.01.

              "Initial Bond" has the meaning given to that term in the recitals.

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              "Lien" means any lien, pledge, charge, mortgage, encumbrance, debenture, hypothecation or other similar security interest attaching to any part of the Pledged Collateral.

              "Lien of this Pledge Agreement" or "Lien hereof" means the Lien created by these presents.

              "Obligations" means the due and punctual performance of the obligations of the Borrower to make payment under Sections 4.1, 9.4 and 10.3 of the Bond Guarantee Agreement and, without duplication, under the Reimbursement Note.

              "Officers' Certificate" means a certificate signed by either the Governor or the Chief Financial Officer of the Borrower, and by any Vice President of the Borrower, and delivered to RUS and/or the Collateral Agent, as applicable.

              "Permitted Investment" has the meaning given to that term in Section 4.01.

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Pledge Agreement" means this Pledge Agreement, as originally executed and as it may from time to time be supplemented, restated or amended entered into pursuant to the applicable provisions hereof.

              "Pledged Collateral" has the meaning set forth in the Granting Clause.

              "Pledged Securities" means has the meaning set forth in Section 3.01.

              "Proceeds" has the meaning specified in Section 9-102 of the Uniform Commercial Code.

              "Rating Trigger Event" has the meaning given to that term in the Bond Guarantee Agreement.

              "Reimbursement Note" has the meaning given to that term in the Bond Guarantee Agreement.

              "RUS" means the Person named as "RUS" in the first paragraph of this instrument.

              "RUS Notice" and "RUS Order" mean, respectively, a written notice or order signed by the Secretary and delivered to the Collateral Agent and the Borrower.

              "RUS Notice of Default" has the meaning given to that term in Section 5.02.

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              "Secretary" shall mean the Secretary of Agriculture acting through the Administrator of RUS.

              "Uniform Commercial Code" means the Uniform Commercial Code as from time to time in effect in the District of Columbia.

              "United States" means the United States of America, its territories, possessions and other areas subject to its jurisdiction.

              "Vice President" means any vice president of the Borrower, whether or not designated by a number or a word or words added before or after the title "vice president".

ARTICLE II

Application of this Pledge Agreement

              SECTION 2.01. Application of the Lien of this Pledge Agreement. Notwithstanding any other provision of this Pledge Agreement, and in accordance with the Granting Clause hereof:

              (a) no Lien shall attach to the Available Securities in favor of the Collateral Agent, for the benefit of RUS, prior to the occurrence of a Rating Trigger Event;

              (b) the Lien hereof shall automatically, and without further act, attach and apply to the Available Securities upon the occurrence of a Rating Trigger Event subject to the terms, covenants and conditions set forth in this Pledge Agreement; and

              (c) upon cessation of the Rating Trigger Event, the Lien hereof shall be automatically released and the Collateral Agent shall execute and deliver to the Borrower, at the Borrower's expense, all documents that the Borrower shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this paragraph (c) shall be without recourse to or warranty by the Collateral Agent.

              SECTION 2.02. Delivery of Certificates of Available Securities prior to Application of Pledge. At the time of the first advance under the Initial Bond, and thereafter each time money is advanced under the Bonds prior to the existence of a Rating Trigger Event, the Borrower shall deliver, and from time to time prior to the existence of a Rating Trigger Event the Borrower may deliver, a Certificate of Available Securities to the Collateral Agent and RUS, dated not more than 30 days prior to delivery, showing that the aggregate principal amount of Eligible Securities specified in Schedule A thereto that have been delivered to the Collateral Agent shall at least equal the aggregate principal amount of the Bond(s) outstanding, or to be outstanding after any such advance, at the date thereof. At the time of delivery of a Certificate of Available Securities, the Borrower shall deliver to the Collateral Agent all Available Securities specified in such certificate that are not already deposited with the Collateral Agent

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accompanied by the appropriate instruments of transfer executed in blank and in a form satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request. All Eligible Securities deposited with the Collateral Agent that were previously Available Securities, but are no longer specified in the Certificate of Available Securities most recently delivered, shall, at the Borrower's expense and pursuant to a Borrower Order, be returned by the Collateral Agent to the Borrower.

              SECTION 2.03. Maintenance of Available Securities. Prior to the occurrence of a Rating Trigger Event:

              (a) the Collateral Agent shall hold and segregate the Available Securities in a separate account;

              (b) the Borrower shall cause the aggregate principal amount of Available Securities at all times to be not less than 100% of the aggregate principal amount of the Bond(s) outstanding; and

              (c) the Borrower shall not create, or permit to exist, any Lien that is secured by, or in any way attaches to, the Available Securities, without the prior written consent of RUS.

              SECTION 2.04. Existence of Rating Trigger Event. For the purposes of this Pledge Agreement (but without affecting whether or not the Lien hereof applies):

              (a) the Collateral Agent shall not be required to recognize that a Rating Trigger Event exists before such time as the Collateral Agent receives an RUS Notice or Borrower Notice stipulating the existence of such event; and

              (b) the Collateral Agent shall not be required to recognize that a Rating Trigger Event has ceased to exist until (i) such time as the Collateral Agent receives an RUS Notice stipulating that such event has ceased to exist; or (ii) 30 days after receipt by the Collateral Agent of a Borrower Notice stipulating that such event has ceased, provided that the Collateral Agent does not receive an RUS Notice within such timeframe disputing the cessation of such Rating Trigger Event. Upon receipt of any such Borrower Notice under subparagraph (ii) of this Subsection, the Collateral Agent shall provide a copy of such Borrower Notice to RUS.

              SECTION 2.05. UCC Filings. The Borrower shall prepare and file in the proper Uniform Commercial Code filing office in the District of Columbia (i) on or prior to the Closing Date, a financing statement recording the Collateral Agent's interest in the Pledged Collateral; and (ii) from time to time thereafter, continuation statements or such other filings as are necessary to maintain the perfection of the Lien hereof on the Pledged Collateral.

              SECTION 2.06.APPLICATION OF ARTICLES III, IV AND V OF THIS PLEDGE AGREEMENT. THE PARTIES SHALL HAVE NO RIGHTS OR OBLIGATIONS UNDER ARTICLES III, IV OR V HEREOF, AND THE PROVISIONS

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OF SUCH ARTICLES SHALL NOT APPLY, EXCEPT DURING THE CONTINUANCE OF A RATING TRIGGER EVENT.

ARTICLE III

Provisions as to Pledged Collateral

              SECTION 3.01. Pledged Securities. The "Pledged Securities" shall mean:

              (a) upon and from the occurrence of a Rating Trigger Event until such time as the first Certificate of Pledged Collateral is delivered hereunder, the Available Securities as specified in the most recent Certificate of Available Securities delivered prior to the occurrence of such Rating Trigger Event; and

              (b) upon and from delivery of the first Certificate of Pledged Collateral until the cessation of such Rating Trigger Event, the Eligible Securities listed on Schedule A and Schedule B of the Certificate of Pledged Collateral most recently delivered.

              SECTION 3.02. Holding of Pledged Securities. After the occurrence of a Rating Trigger Event and unless and until an Event of Default shall occur, the Collateral Agent, on behalf of RUS, shall hold the Pledged Securities in the name of the Borrower (or its nominee), endorsed or assigned in blank or in favor of the Collateral Agent. Upon occurrence of an Event of Default, the Collateral Agent, on behalf of RUS, shall have the right (in its sole and absolute discretion), to the extent a register is maintained therefor, to register the Pledged Securities in the Collateral Agent's own name as pledgee, or in the name of the Collateral Agent's nominee (as pledgee or as sub-agent) or to continue to hold the Pledged Securities in the name of the Borrower, endorsed or assigned in blank or in favor of the Collateral Agent. Upon cessation of such Event of Default, the Collateral Agent shall take such action as is necessary to again cause the Pledged Securities to be registered in the name of the Borrower (or its nominee).

              SECTION 3.03. Withdrawal and Substitution of Pledged Collateral. (a) Any part of the Pledged Collateral may be withdrawn by the Borrower or substituted for cash or other Eligible Securities or Permitted Investments by the Borrower and shall be delivered to the Borrower by the Collateral Agent upon Borrower Order at any time and from time to time, together with any other documents or instruments of transfer or assignment necessary to reassign to the Borrower said Pledged Collateral and the interest of the Borrower, provided the aggregate Allowable Amount of Pledged Collateral remaining after such withdrawal or substitution shall at least equal the aggregate principal amount of the Bond(s) outstanding after such withdrawal or substitution, as shown by the Certificate of Pledged Collateral furnished to the Collateral Agent pursuant to Subsection (b)(i) of this Section.

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              (b) Prior to any such withdrawal or substitution, the Collateral Agent shall be furnished with the following instruments:

(i) a Certificate of Pledged Collateral, dated not more than 30 days prior to such withdrawal or substitution, showing that immediately after such withdrawal or substitution the requirements of Subsection (a) of this Section will be satisfied; and

(ii) an Officers' Certificate certifying that no Event of Default has occurred which has not been remedied.

              Upon any such withdrawal or substitution, the Borrower shall deliver any cash or Eligible Securities or Permitted Investments to be substituted and the Collateral Agent shall execute any instruments of transfer or assignment specified in a Borrower Order as necessary to vest in the Borrower any part of the Pledged Collateral withdrawn.

              In case an Event of Default shall have occurred and be continuing, the Borrower shall not withdraw or substitute any part of the Pledged Collateral, provided that any Pledged Collateral may be withdrawn (a) as provided for in Section 3.04; or (b) upon the deposit with the Collateral Agent of an amount of cash at least equal to the Allowable Amount (at the time of such withdrawal) of the Pledged Securities so withdrawn and the delivery to the Collateral Agent of the instruments referred to in Subsection (b)(i) of this Section and a Borrower Order.

              SECTION 3.04. Reassignment of Pledged Securities upon Payment. Upon receipt of:

    (i) an Officers' Certificate stating that all payments of principal, premium (if any) and interest have been made upon any Pledged Securities held by the Collateral Agent other than payment of an amount (if any) specified in said certificate required fully to discharge all obligations on said Pledged Securities; and

    (ii) cash in the amount (if any) so specified fully to discharge said Pledged Securities, the Collateral Agent shall deliver to the Borrower upon Borrower Order said Pledged Securities, together with any other documents or instruments of transfer or assignment necessary to reassign to the Borrower said Pledged Securities and the interest of the Borrower specified in such Borrower Order.

              SECTION 3.05. Addition of Pledged Collateral. At any time, the Borrower may pledge additional Eligible Securities, cash or Permitted Investments under this Pledge Agreement by delivering such Pledged Collateral to the Collateral Agent, accompanied by a Certificate of Pledged Collateral specifying such additional collateral and dated not more than 30 days prior thereto, provided that, in the case of additional Permitted Investments, no such Permitted Investments shall be subject to any reservations, limitations or conditions referred to in the Granting Clause hereof.

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              SECTION 3.06. Accompanying Documentation. Where Eligible Securities are delivered to the Collateral Agent under Section 3.03 or Section 3.05, such securities shall be accompanied by the appropriate instruments of transfer executed in blank and in a form satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request. All other property delivered to the Collateral Agent under Section 3.03 or Section 3.05 and comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Borrower and such other instruments or documents as the Collateral Agent may reasonably request.

              SECTION 3.07. Renewal; Extension; Substitution. Unless and until an Event of Default shall have occurred and be continuing, the Borrower may at any time renew or extend, subject to the Lien of this Pledge Agreement, any Pledged Security upon any terms or may accept in place of and in substitution for any such Pledged Security, another Eligible Security or Securities of the same issuer or of any successor thereto for at least the same unpaid principal amount, all as evidenced by a Borrower Order delivered to the Collateral Agent; provided, however, that in case of any substitution, Eligible Securities substituted as aforesaid shall be subject to the Lien of this Pledge Agreement as part of the Pledged Collateral and be held in the same manner as those for which they shall be substituted, and in the case of each substituted Eligible Security the Borrower shall provide an Officers' Certificate certifying to the Collateral Agent that such substituted security satisfies the requirements of this Section. So long as no Event of Default shall have occurred and be continuing, the Collateral Agent, upon Borrower Order stating that no Event of Default shall have occurred and be continuing, shall execute any consent to any such renewal, extension or substitution as shall be specified in such Borrower Order.

              SECTION 3.08. Voting Rights; Interest and Principal. Unless and until an Event of Default has occurred and is continuing, and RUS delivers to the Collateral Agent an RUS Notice of Default suspending the Borrower's rights under this clause:

    (i) The Borrower shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof provided that such rights and powers shall not be exercised in any manner inconsistent with the terms of the Bond Guarantee Agreement or this Pledge Agreement.

    (ii) The Collateral Agent shall execute and deliver to the Borrower, or cause to be executed and delivered to the Borrower, all such proxies, powers of attorney and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

    (iii) The Borrower shall be entitled to receive and retain any and all interest, principal and other distributions paid on or distributed in respect of the Pledged Securities; provided that any non-cash interest, principal or other

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distributions that would constitute Pledged Securities if pledged hereunder, and received in exchange for Pledged Securities or any part thereof pledged hereunder, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer of Pledged Securities may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Borrower, shall not be commingled by the Borrower with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

              (b) If an Event of Default shall have occurred and be continuing, then, to the extent such rights are suspended by the applicable RUS Notice of Default, all rights of the Borrower to interest, principal or other distributions that the Borrower is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.08 shall cease, and all such suspended rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such interest, principal or other distributions. All interest, principal or other distributions received by the Borrower contrary to the provisions of this Section 3.08 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Borrower and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.03. After all Events of Default have ceased, the Collateral Agent shall promptly repay to the Borrower (without interest) all interest, principal or other distributions that the Borrower would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.08 and that remain in such account.

              (c) If an Event of Default shall have occurred and be continuing, then, to the extent such rights are suspended by the applicable RUS Notice of Default, all rights of the Borrower to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.08, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.08, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time during the existence of such Event of Default to permit the Borrower to exercise such rights and powers.

              SECTION 3.09. Protection of Title; Payment of Taxes; Liens, etc. The Borrower will:

    (i) duly and promptly pay and discharge, or cause to be paid and discharged, before they become delinquent, all taxes, assessments, governmental and other charges lawfully levied, assessed or imposed upon or against any of the

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Pledged Collateral, including the income or profits therefrom and the interests of the Collateral Agent in such Pledged Collateral;

    (ii) duly observe and conform to all valid requirements of any governmental authority imposed upon the Borrower relative to any of the Pledged Collateral, and all covenants, terms and conditions under or upon which any part thereof is held;

    (iii) cause to be paid and discharged all lawful claims (including, without limitation, income taxes) which, if unpaid, might become a lien or charge upon Pledged Collateral; and

    (iv) do all things and take all actions necessary to keep the Lien of this Pledge Agreement a first and prior lien upon the Pledged Collateral and protect its title to the Pledged Collateral against loss by reason of any foreclosure or other proceeding to enforce any lien prior to or pari passu with the Lien of this Pledge Agreement.

              Nothing contained in this Section shall require the payment of any such tax, assessment, claim, lien or charge or the compliance with any such requirement so long as the validity, application or amount thereof shall be contested in good faith; provided, however, that the Borrower shall have set aside on its books such reserves (segregated to the extent required by generally accepted accounting principles) as shall be deemed adequate with respect thereto as determined by the Board of Directors of the Borrower (or a committee thereof).

              SECTION 3.10. Maintenance of Pledged Collateral. The Borrower shall cause the aggregate principal amount of Pledged Collateral held by the Collateral Agent at all times to be not less than 100% of the aggregate principal amount of the Bond(s) outstanding.

              SECTION 3.11. Representations, Warranties and Covenants. The Borrower represents, warrants and covenants to the Collateral Agent, for the benefit of RUS, that from the time that they are pledged hereunder, and for so long as they are required to remain pledged:

              (a) except for the Lien hereof and any Lien consented to in writing by RUS, the Borrower or the Rural Telephone Finance Cooperative or the National Cooperative Services Corporation (i)  is and will continue to be the direct owner, beneficially and of record, of the Pledged Securities from time to time pledged hereunder, (ii) holds and will continue to hold the same free and clear of all Liens, other than Liens created by this Pledge Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Pledge Agreement and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Pledge Agreement), however arising, of all Persons whomsoever;

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              (b) except for restrictions and limitations imposed by the Bond Guarantee Agreement or securities laws generally, the Pledged Securities are and will continue to be freely transferable and assignable, and none of the Pledged Securities are or will be subject to any restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Securities hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

              (c) the Borrower has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

              (d) no consent or approval of any governmental authority, any securities exchange or any other Person (with the exception RUS) was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and

              (e) by virtue of the execution and delivery by the Borrower of this Pledge Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Pledge Agreement, the Collateral Agent will obtain a legal and valid Lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations.

              SECTION 3.12. Further Assurances. The Borrower will execute and deliver, or cause to be executed and delivered, all such additional instruments and do, or cause to be done, all such additional acts as (a) may be necessary or proper, consistent with the Granting Clause hereof, to carry out the purposes of this Pledge Agreement and to make subject to the Lien hereof any property intended so to be subject or (b) may be necessary or proper to transfer to any successor the estate, powers, instruments and funds held hereunder and to confirm the Lien of this Pledge Agreement. The Borrower will also cause to be filed, registered or recorded any instruments of conveyance, transfer, assignment or further assurance in all offices in which such filing, registering or recording is necessary to the validity thereof or to give notice thereof.

ARTICLE IV

Application of Moneys Included in Pledged Collateral

              SECTION 4.01. Investment of Moneys by Collateral Agent. Any moneys held by the Collateral Agent as part of the Pledged Collateral shall, upon Borrower Order and as stated therein, be invested or reinvested by the Collateral Agent until required to be paid out by the Collateral Agent as provided in this Pledge Agreement, in any one or more of the following (herein called "Permitted Investments"):

    (i) obligations of or guaranteed by the United States of America or any agency thereof for which the full faith and credit of the United States of America or such agency shall be pledged;

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    (ii) obligations of any state or municipality, or subdivision or agency of either thereof, which are rated AA (or equivalent) or better by at least two nationally recognized statistical rating organizations or having a comparable rating in the event of any future change in the rating system of such agencies;

    (iii) certificates of deposit issued by, or time deposits of, any bank or trust company (including the Collateral Agent) organized under the laws of the United States of America or any State thereof having capital and surplus of not less than $500,000,000 (determined from its most recent report of condition, if it publishes such reports at least annually pursuant to law or the requirements of Federal or State examining or supervisory authority); and

    (iv) commercial paper of bank holding companies or of other issuers (excluding the Borrower) generally rated in the highest category by at least two nationally recognized statistical rating organizations and maturing not more than one year after the purchase thereof.

Unless and until an Event of Default shall have occurred and be continuing, any interest received by the Collateral Agent on any such investments which shall exceed the amount of accrued interest, if any, paid by the Collateral Agent on the purchase thereof, and any profit which may be realized from any sale, redemption or maturity of such investments, shall be paid to the Borrower. Such investments shall be held by the Collateral Agent as a part of the Pledged Collateral, but upon Borrower Order the Collateral Agent shall sell all or any designated part of the same, and the proceeds of such sale shall be held by the Collateral Agent subject to the same provisions hereof as the cash used by it to purchase the investments so sold. In case the net proceeds realized upon any sale, redemption or maturity shall amount to less than the purchase price paid by the Collateral Agent for the purchase of the investments so sold, the Collateral Agent shall notify the Borrower in writing thereof, and the Borrower shall pay to the Collateral Agent the amount of the difference between such purchase price and the amount so realized, and the amount so paid shall be held by the Collateral Agent in like manner and subject to the same conditions as the proceeds realized upon such sale. The Borrower will reimburse the Collateral Agent for any brokerage commissions or other expenses incurred by the Collateral Agent in connection with the purchase or sale of such investments. The Collateral Agent may aggregate such costs and expenses of and such receipts from such investments on a monthly basis (or such other periodic basis as the Borrower and the Collateral Agent may agree in writing from time to time) so as to net each against the other during such period and pay to the Borrower amounts due to it or notify the Borrower of amounts due from it on a net basis for such period.

              SECTION 4.02. Collateral Agent To Retain Moneys during Event of Default. If an Event of Default shall have occurred and be continuing, moneys held by the Collateral Agent as a part of the Pledged Collateral shall not be paid over to the Borrower upon Borrower Order except pursuant to Section 5.03.

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ARTICLE V

Remedies

              SECTION 5.01. Events of Default. "Event of Default", wherever used herein, means any "Event of Default" as defined in Sections 10.1(a) and 10.1(c) of the Bond Guarantee Agreement, provided that, for the purposes of this Pledge Agreement:

              (a) the Collateral Agent shall not be required to recognize that an Event of Default exists before such time as the Collateral Agent receives an RUS Notice or Borrower Notice stating that an Event of Default exists and specifying the particulars of such default in reasonable detail; and

              (b) the Collateral Agent shall not be required to recognize that an Event of Default has ceased until (i) such time as the Collateral Agent receives an RUS Notice stipulating that such event has ceased to exist; or (ii) 30 days after receipt by the Collateral Agent of a Borrower Notice stipulating that such event has ceased to exist, provided that the Collateral Agent does not receive an RUS Notice within such timeframe disputing the cessation of such Event of Default, and further provided that no additional RUS Notice of Default shall have been received in respect of any other subsisting Event(s) of Default. Upon receipt of any Borrower Notice under subparagraph (ii) of this Subsection, the Collateral Agent shall provide a copy of such Borrower Notice to RUS.

              SECTION 5.02. Remedies Upon Default. If an Event of Default shall have occurred and be continuing, RUS may issue a notice (an "RUS Notice of Default"), which may be combined with the notice provided under Section 5.01(b), suspending the rights of the Borrower under Section 3.08 in part without suspending all such rights (as specified by RUS in its sole and absolute discretion) without waiving or otherwise affecting RUS' rights to give additional RUS Notices of Default from time to time suspending other rights under Section 3.08 so long as an Event of Default has occurred and is continuing. Subject to paragraph (b) of this Section 5.02, upon cessation of an Event of Default, all rights of the Borrower suspended under the applicable RUS Notice of Default shall revest in the Borrower.

              (a) Upon the occurrence of an Event of Default, the Collateral Agent shall, for the benefit and at the direction of RUS, have the right to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Borrower agrees that the Collateral Agent shall have the right, but only if so instructed by an RUS Order and subject to the requirements of applicable law and the Collateral Agent's right (in its sole and absolute discretion) to receive indemnification or other reasonable assurances that its costs and expenses in connection therewith will be paid, to sell or otherwise dispose of all or any part of the Pledged Collateral at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing

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the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any sale of Pledged Collateral shall hold the property sold absolutely, free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

              (b) The Collateral Agent shall give the Borrower 10 days' written notice (which the Borrower agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Pledge Agreement, RUS may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Borrower (all said rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to RUS from the Borrower as a credit against the purchase price, and RUS may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Pledged Collateral therefor. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Borrower shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising

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the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.02 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Uniform Commercial Code or its equivalent in other jurisdictions.

              Section 5.03. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Pledged Collateral, including any Pledged Collateral consisting of cash, as follows:

              FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with or reasonably related or reasonably incidental to such collection or sale or otherwise in connection with or related or incidental to this Pledge Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent (in its sole discretion) hereunder on behalf of the Borrower and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

              SECOND, to the payment to RUS in full of the Obligations; such payment to be for an amount certified in a RUS Notice delivered to the Collateral Agent as being the amount due and owing to RUS under the Obligations; and

              THIRD, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

              Section 5.04. Securities Act. In view of the position of the Borrower in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. The Borrower understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or

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limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Borrower recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Borrower acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

The Collateral Agent

              SECTION 6.01. Certain Duties and Responsibilities. At all times under this Pledge Agreement:

              (i) the Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Pledge Agreement, and no implied covenants or obligations shall be read into this Pledge Agreement against the Collateral Agent; and

              (ii) in the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent and substantially conforming to the requirements of this Pledge Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Collateral Agent the Collateral Agent shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Pledge Agreement.

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              (b) No provision of this Pledge Agreement shall be construed to relieve the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

              (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

              (ii) the Collateral Agent shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts; and

              (iii) no provision of this Pledge Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (c) Whether or not therein expressly so provided, every provision of this Pledge Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent shall be subject to the provisions of this Section.

              SECTION 6.02. Certain Rights of Collateral Agent. Except as otherwise provided in Section 6.01:

              (a) the Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b) any request or direction of the Borrower mentioned herein shall be sufficiently evidenced by a Borrower Notice or Borrower Order;

              (c) any request or direction of RUS mentioned herein shall be sufficiently evidenced by an RUS Notice or RUS Order;

              (d) whenever in the administration of this Pledge Agreement the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate in the case of the Borrower, and a certificate signed by the Secretary in the case of RUS;

              (e) the Collateral Agent may consult with counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

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              (f) the Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Pledge Agreement at the request or direction of either the Borrower or RUS pursuant to this Pledge Agreement, unless such party shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (g) the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, or to recompute, verify, reclassify or recalculate any information contained therein, but the Collateral Agent, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Borrower, personally or by agent or attorney;

               (h) the Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (i) unless explicitly stated herein to the contrary, the Collateral Agent shall have no duty to inquire as to the performance of any Borrower's covenants herein. In addition, the Collateral Agent shall not be deemed to have knowledge of any Rating Trigger Event, or Event of Default, unless the Collateral Agent has received an RUS Notice in accordance with Section 2.04(a) or Section 5.01(a) (as applicable), and shall not be deemed to have knowledge of the cessation of the same until such time as it receives a Borrower Notice in accordance with Section 2.04(b) or Section 5.01(b) (as applicable); and

               (j) unless explicitly stated herein to the contrary, the Collateral Agent shall have no obligation to take any action with respect to any Rating Trigger Event or Event of Default until it has received the an RUS Notice applicable to such event in accordance with Section 2.04(a) or Section 5.01(a) (as applicable), and the Collateral Agent shall have no liability for any action or inaction taken, suffered or omitted in respect of any such event by it prior to such time as the applicable RUS Notice is delivered. Similarly, the Collateral Agent shall have no obligation to take any action with respect to the cessation of a Rating Trigger Event or Event of Default until it has received a Borrower Notice applicable to such event in accordance in accordance with Section 2.04(b) or Section 5.01(b) (as applicable), and the Collateral Agent shall have no liability for any action or inaction taken, suffered or omitted in respect of any such event by it prior to such time as the applicable Borrower Notice is delivered.

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               SECTION 6.03. Money Held by Collateral Agent. Money held by the Collateral Agent hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall have no liability to pay interest on or (except as expressly provided herein) invest any such moneys.

              SECTION 6.04. Compensation and Reimbursement. The Borrower agrees:

              (i) to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder;

              (ii) except as otherwise expressly provided herein, to reimburse the Collateral Agent upon its request for all reasonable expenses, out-of-pocket costs, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Pledge Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its gross negligence or bad faith; and

              (iii) to indemnify the Collateral Agent for, and to defend and hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Pledge Agreement or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such loss, liability or expense may be attributable to its gross negligence or bad faith; provided, however, that the Borrower shall have no liability under this clause for any settlement of any litigation or other dispute effected without the prior written consent of the Borrower (such consent not to be unreasonably withheld).

              (b) Any such amounts payable as provided hereunder shall be additional Obligations secured by the Lien hereof. The provisions of this Section 6.04 shall remain operative and in full force and effect regardless of the termination of this Pledge Agreement or the Bond Guarantee Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Pledge Agreement or the Bond Guarantee Agreement, or any investigation made by or on behalf of the Collateral Agent or RUS. All amounts due under this Section 6.04 shall be payable on written demand therefor.

              SECTION 6.05. Corporate Collateral Agent Required; Eligibility. There shall at all times be a Collateral Agent hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of

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condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Borrower nor any Person directly or indirectly controlling, controlled by or under common control with the Borrower shall serve as Collateral Agent hereunder. If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

              SECTION 6.06. Resignation and Removal; Appointment of Successor.
              (a) No resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Collateral Agent under Section 6.07.

              (b) The Collateral Agent may resign at any time by giving written notice thereof to the Borrower. If an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 30 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

              (c) If at any time:

                  (i) except if an Event of Default has occurred and is continuing, the Borrower, in its sole and absolute discretion, elects to remove the Collateral Agent; or

                  (ii) the Collateral Agent shall cease to be eligible under Section 6.05 or shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Borrower may remove the Collateral Agent by delivery of a Borrower Order to that effect.

              (d) If the Collateral Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Collateral Agent for any cause, the Borrower shall promptly appoint a successor Collateral Agent by delivering a Borrower Notice to the retiring Collateral Agent, the successor Collateral Agent and RUS to such effect.

              SECTION 6.07. Acceptance of Appointment by Successor. Every successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to the Borrower, RUS and to the retiring Collateral Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the

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retiring Collateral Agent; but, on request of the Borrower, RUS or the successor Collateral Agent, such retiring Collateral Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Collateral Agent all the rights, powers and trusts of the retiring Collateral Agent, and shall duly assign, transfer and deliver to such successor Collateral Agent all property and money held by such retiring Collateral Agent hereunder, subject nevertheless to its Lien, if any, provided for in Section 6.04. Upon request of any such successor Collateral Agent, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights, powers and trusts.

               No successor Collateral Agent shall accept its appointment unless at the time of such acceptance such successor Collateral Agent shall be eligible under Section 6.05 hereof.

               SECTION 6.08. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, provided such corporation shall be eligible under Section 6.05 hereof without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE VII

Miscellaneous

               SECTION 7.01. Notices. All notices and other communications hereunder to be made to any party shall be in writing and shall be addressed as specified in Schedule III attached hereto as appropriate. The address, telephone number, or facsimile number for any party may be changed at any time and from time to time upon written notice given by such changing party to the other parties hereto. A properly addressed notice or other communication to the Borrower shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission. A properly addressed notice or other communication to the Collateral Agent shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission. A properly addressed notice or other communication to RUS shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission, provided that the original of such faxed notice or other communication shall have been received by RUS within five Business Days.

               (a) All Borrower Notices and Borrower Orders delivered to the Collateral Agent shall be contemporaneously copied to RUS by the Borrower, and all RUS Notices and RUS Orders delivered to the Collateral Agent shall be contemporaneously copied by RUS to the Borrower, and all Collateral Agent notices delivered to either the Borrower or RUS shall be contemporaneously copied to the other such party by the Collateral Agent.

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               SECTION 7.02. Waivers; Amendment. (a) No failure or delay by a party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each party hereunder are cumulative and are not exclusive of any rights or remedies that such party would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party in any case shall entitle any party to any other or further notice or demand in similar or other circumstances.

               (b) Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Collateral Agent and RUS.

               SECTION 7.03. Successors and Assigns. Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Collateral Agent or RUS that are contained in this Pledge Agreement shall bind and inure to the benefit of their respective successors and assigns.

               SECTION 7.04. Counterparts; Effectiveness. This Pledge Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Pledge Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Pledge Agreement.

               SECTION 7.05. Severability. Any provision of this Pledge Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               SECTION 7.06. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA, TO THE EXTENT APPLICABLE, AND OTHERWISE THE LAWS OF THE STATE OF NEW YORK.

Pledge Agreement

               SECTION 7.07. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.07.

               SECTION 7.08. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Pledge Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Pledge Agreement.

               SECTION 7.09. Security Interest Absolute. All rights of the Collateral Agent and/or RUS hereunder, the grant of a security interest in the Pledged Collateral and all obligations of the Borrower hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Bond Guarantee Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Bond Guarantee Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or this Pledge Agreement.

               SECTION 7.10. Termination or Release. (a) This Pledge Agreement shall terminate on the date when the Collateral Agent receives an RUS Notice to the effect that all of the Obligations have been indefeasibly paid in full and the Federal Financing Bank has no further commitment to lend under the Bonds, and if applicable at such time the Lien hereof shall be released.

               (b) Upon any withdrawal, substitution or other disposal by the Borrower of any Pledged Collateral that is permitted by the terms of this Pledge Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral, the Lien hereof securing such Pledged Collateral shall be automatically released.

Pledge Agreement

               (c) In connection with any termination or release pursuant to paragraph (a) or (b) the Collateral Agent shall deliver to the Borrower the Pledged Collateral and shall execute and deliver to the Borrower, at the Borrower's expense, all documents that the Borrower shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.10 shall be without recourse to or warranty by the Collateral Agent.

               SECTION 7.11. Collateral Agent Appointed Attorney-in-Fact. The Borrower hereby appoints the Collateral Agent the attorney-in-fact of the Borrower for the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Pledge Agreement with respect to the Pledged Collateral and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest but is subject nevertheless to the terms and conditions of this Pledge Agreement. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of the Borrower (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral; (e) to notify, or to require the Borrower to notify, obligors under Pledged Securities to make payment directly to the Collateral Agent; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Pledge Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and RUS shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed, all as of the day and year first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,

by
________________________________
Name:
Title:

UNITED STATES OF AMERICA, acting through the Acting Administrator of the Rural Utilities Service,

by
/s/ Curtis M. Anderson
Name:
Acting Administrator of the Rural Utilities Service

U.S. BANK TRUST NATIONAL ASSOCIATION

by
________________________________
Name:
Title:

[Signature Page to Pledge Agreement]

                IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed, all as of the day and year first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,

by
/s/ Sheldon C. Petersen
Name: Sheldon C. Petersen
Title: Governor

UNITED STATES OF AMERICA, acting through the Acting Administrator of the Rural Utilities Service,

by
________________________________
Name:
Acting Administrator of the Rural Utilities Service

U.S. BANK TRUST NATIONAL ASSOCIATION

by
/s/ Beverly A. Freeney
Name: Beverly A. Freeney
Title: Vice President

SCHEDULE I
TO
PLEDGE AGREEMENT

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

PLEDGE AGREEMENT DATED AS OF JUNE 14, 2005

CERTIFICATE OF AVAILABLE SECURITIES FILED WITH
U.S. BANK TRUST NATIONAL ASSOCIATION, Collateral Agent

                ________________, Governor (or Chief Financial Officer) and ____________________, Vice-President, respectively, of National Rural Utilities Cooperative Finance Corporation, hereby certify to RUS and the Collateral Agent under the above-mentioned Pledge Agreement as amended to the date hereof (herein called the "Pledge Agreement") as follows:

1.	The Allowable Amount of Available Securities certified hereby, all as shown on Schedule A hereto, is........................	$
2.	The aggregate principal amount of the Bond(s) outstanding at the date hereof is.....................................................................	$
3.	The aggregate amount, if any, of the Advance to be made on the basis of this Certificate is..................................................	$
4.	The sum of the amounts in items 2 and 3 is............................	$
5.

The aggregate amount by which the Allowable Amount of Available Securities exceeds the aggregate principal amount of the Bond(s) outstanding plus the amount of any Advance in item 3 (item 1 minus item 4) is...........................................

$
6.	So far as is known to the undersigned no Rating Trigger Event exists.

                All terms which are defined in the Pledge Agreement are used herein as so defined.

                Dated:

________________________________________
________________________________________
OF NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

SCHEDULE I
TO
PLEDGE AGREEMENT

AVAILABLE SECURITIES
SCHEDULE A TO OFFICERS' CERTIFICATE
DATED
Eligible Securities	Name of Issuer	Current Allowable Amount (Item 1)

Available Securities (Here List Securities)...........

2

SCHEDULE II
TO
PLEDGE AGREEMENT

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

PLEDGE AGREEMENT DATED AS OF JUNE 14, 2005

CERTIFICATE OF PLEDGED COLLATERAL FILED WITH
U.S. BANK TRUST NATIONAL ASSOCIATION, Collateral Agent

                ________________, Governor (or Chief Financial Officer) and ____________________, Vice-President, respectively, of National Rural Utilities Cooperative Finance Corporation, hereby certify to RUS and the Collateral Agent under the above-mentioned Pledge Agreement as amended to the date hereof (herein called the "Pledge Agreement") as follows:

1.

The Allowable Amount of Pledged Collateral shown in item 8 in the most recent Certificate of Pledged Collateral dated ______________ delivered to the Collateral Agent is........................................................................

$

2.

The increase (or decrease) in the Allowable Amount of such Pledged Collateral and the Allowable Amount of any Eligible Securities substituted for other Pledged Securities pursuant to Section 3.07 of the Pledge Agreement, remaining on deposit with the Collateral Agent, as shown on Schedule A hereto, is...............................................................

$

3.

The Allowable Amount, as at the date of such most recent Certificate of Pledged Collateral, of Pledged Collateral which has, since such date, been withdrawn or substituted for pursuant to Section 3.07 (including Pledged Securities fully paid) by the Borrower or ceased to be Pledged Collateral, as shown on Schedule A hereto, is..........................................

$

4.

The present Allowable Amount of Pledged Collateral certified to the Collateral Agent in the most recent Certificate of Pledged Collateral (item 1 plus (or minus, if decrease) item 2, and minus item 3) is.....................

$

5.

The Allowable Amount of Pledged Collateral certified hereby, including the Pledged Collateral deposited herewith, which were not certified in the most recent Certificate of Pledged Collateral, all as shown on Schedule B hereto, is...................................................................................................

$

SCHEDULE II
TO
PLEDGE AGREEMENT

6.

The Allowable Amount of Pledged Collateral held by the Collateral Agent on the date hereof and included in this Certificate before any withdrawals (item 4 plus item 5) is...........................................................

$

7.

The Allowable Amount of Pledged Collateral the withdrawal of which is hereby requested, if any, as shown on Schedule C hereto (the Pledged Collateral made the basis of such withdrawal being designated on Schedule A and/or Schedule B hereto) is.................................................

$

8.

The Allowable Amount of Pledged Collateral held by the Collateral Agent on the date hereof and included in this Certificate after any withdrawals (item 6 minus item 7) is.........................................................

$

9.	The aggregate principal amount of the Bond(s) outstanding at the date hereof is.....................................................................................................	$

10.

The aggregate amount by which such Allowable Amount of Pledged Securities exceeds the aggregate principal amount of the Bond(s) outstanding (item 8 minus item 9) is..........................................................

$

                All terms which are defined in the Pledge Agreement are used herein as so defined.

                Dated:

________________________________________
________________________________________
OF NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

2

SCHEDULE II
TO
PLEDGE AGREEMENT

PLEDGED COLLATERAL ON DEPOSIT
SCHEDULE A TO OFFICERS' CERTIFICATE
DATED
Pledged Collateral	Name of Issuer	Allowable Amount included in Certificate last previously filed (Item 1)	Increase (Decrease) in such Allowable Amount (Items 2 and 3)	Current Allowable Amount (Item 4)
Cash...................................

Permitted Investments (Here List).........................

Pledged Securities (Here List Securities).........

3

SCHEDULE II
TO
PLEDGE AGREEMENT

PLEDGED COLLATERAL BEING DEPOSITED
SCHEDULE B TO OFFICERS' CERTIFICATE
DATED
Pledged Collateral	Name of Issuer	Allowable Amount (Item 5)
Cash...................................
Permitted Investments (Here List).........................
Pledged Securities (Here List Securities).........

4

SCHEDULE II
TO
PLEDGE AGREEMENT

PLEDGED COLLATERAL BEING WITHDRAWN
SCHEDULE C TO OFFICERS' CERTIFICATE
DATED
Pledged Collateral	Name of Issuer	Allowable Amount (Item 7)
Cash........................................
Permitted Investments (Here List)...................................
Pledged Securities (Here List Securities)...................................

5

SCHEDULE III
TO
PLEDGE AGREEMENT

Addresses for Notices

1. The addresses referred to in Section 7.01 hereof, for purposes of delivering communications and notices, are as follows:

    If to RUS:

Rural Utilities Service
United States Department of Agriculture
1400 Independence Avenue, SW
Washington, DC 20250
Fax: 202-720-1725
Attention of: The Administrator
Subject: REDLG Program

    If to the Borrower:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone: 703-709-6718
Fax: 703-709-6819
Attention of: Steven L. Lilly, Chief Financial Officer

    With a copy to:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone: 703-709-6712
Fax: 703-709-6811
Attention of: John J. List, Esq., General Counsel

    If to the Collateral Agent:

U.S. Bank Trust National Association
100 Wall Street
Suite 1600
New York, NY 10005-3701
Fax: 212-509-3384
Attention of: Beverly A. Freeney